December 16, 1998


                               AMENDED BY-LAWS OF

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK


                                    ARTICLE I

                                    DIRECTORS


     Section 1. The property, business and affairs of the Company shall be managed and controlled by a Board of Directors composed of not less than thirteen nor more than fifteen members. The number of Directors may be changed by amendment of these By-Laws, as provided by Article VI, Section 4. No decrease in the number of Directors shall shorten the term of any incumbent Director. The Directors shall be elected, pursuant to notice under Section 12 of this Article, at each annual meeting of the shareholders of the Company for a term of one year. Each Director shall hold office for the term for which he was elected and until the election and qualification of his successor.

     Each Director shall be at least twenty-one years of age. At all times, a majority of the Directors shall be citizens and residents of the United States and not less than three Directors shall be residents of New York. The Directors need not be shareholders of the Company. Not less than one-third of the Directors of the Company shall be persons who are not officers or employees of the Company or of any entity controlling, controlled by, or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of such Corporation (each such Director an "Outside Director").

     Section 2. In the event of a vacancy occurring in the Board of Directors, the shareholders of the Company shall, by a majority vote at a special meeting called for that purpose or at the next annual meeting of shareholders, elect a director to fill such vacancy, who shall hold office during the unexpired portion of the term of the director whose place he was elected to fill. Any Director elected pursuant to this section of the By-Laws shall not take office nor exercise the duties thereof until ten days after written notice of election is filed with the Superintendent of Insurance.

     Section 3. The Board of Directors may declare dividends payable out of the surplus funds of the Company when warranted by law, however, no dividend shall be declared until after 30 days written notice to the Superintendent of Insurance.

     Section 4. The Board of Directors shall elect all the general officers of the Company hereafter provided and may prescribe additional descriptive titles for any such officers.

     The Board of Directors may from time to time appoint Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers of the Company.

     The Board of Directors may prescribe the duties, and fix the compensation as provided by Article VI, Section 5 of these By-Laws, of any elected or appointed officer and may require from any officer security for his faithful service and for his proper accounting for monies and property from time to time in his possession.

     All officers of the Company shall hold office at the will of the Board of Directors.

     Section 5. The Board of Directors shall designate in what bank or banks the funds of the Company shall be deposited and the person or persons who may sign, on behalf of the Company, checks or drafts against such deposits. Such designations may also be made by such person or persons as shall be appointed for that purpose by the Board of Directors.

     Section 6. The Board of Directors shall have the power to make rules and regulations not inconsistent with the laws of the state of New York, the Articles of Incorporation of the Company, or these By-Laws, for the conduct of its own meetings and the management of the affairs of the Company.

     Section 7. The Board of Directors may authorize payment of compensation to directors for their services as directors, and fix the amount thereof.

     Section 8. The Board of Directors shall have the power to appoint committees and to grant them powers not inconsistent with the laws of the state of New York, the Articles of Incorporation of the Company, or these By-Laws.

     Section 9. An annual meeting of the Board of Directors shall be held each year immediately after the adjournment of the annual meeting of the shareholders. Other meetings of the Board of Directors may be held at such time, and such place (within or without the state of New York), as the Board of Directors may determine or when called by the Chairman of the Board or by a majority of the Board of Directors.

     Notice of every meeting of the Directors other than the stated annual meeting shall be given by letter or telegraph sent to each Director at his business address, not less than three days previous to the meeting. Any Director may, in writing, waive notice of any meeting, and the presence of a Director at any meeting shall be considered a waiver by him of notice of such meeting, except as otherwise provided by law.

     Any one or more members of the Board, or any Committee thereof, may participate in a meeting of the Board or such Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

     Section 10. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting, from time to time, until a quorum shall have been obtained. The term "quorum" as used in this Section means the number of members of the Board of Directors required to be present before the Board or a Committee thereof can proceed to transact business and it must include at least one Outside Director.

     Section 11. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any Committee thereof, may be taken without a meeting if all members of the Board or such Committee, as the case may be, consent thereto in writing. Such writing or writings shall be filed with the minutes of proceedings of the Board or such Committee.

     Section 12. No election of Directors pursuant to Section 1 of this Article shall be valid unless a notice of election shall have been filed with the Superintendent of Insurance at least 10 days prior to such election.

     Section 13. Any or all of the Directors may be removed at any time, either for or without cause, by vote of the shareholders or, for cause, by vote of a majority of the Directors then in office. Any vacancy in the Board caused by the removal of a Director by vote of the shareholders may be filled by the shareholders entitled to vote for the election of the Director so removed, in the manner provided in Section 2 of this article. If the removal of a Director is requested by the Superintendent of Insurance, the Chairman shall immediately call a special meeting of Directors to respond to the request of the Superintendent of Insurance.

     Section 14. The Operations Review Committee of the Board of Directors shall be comprised solely of directors who are not officers or employees of the Company or of any entity controlling, controlled by, or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or any such entity. Such committee shall have responsibility for recommending the selection of independent certified public accountants, reviewing the Company's financial condition, the scope and results of the independent audit and any internal audit, nominating candidates for director for election by shareholders, evaluating the performance of officers deemed by such committee to be principal officers of the Company and recommending to the Board of Directors the selection and compensation of such principal officers and recommending to the Board of Directors any plan to issue options to its officers and employees for the purchase of shares of stock, pursuant to section one thousand two hundred seven of Article 12 Chapter 28 of the Consolidated Laws of New York Insurance Law.

     Section 15. Unless a higher number is otherwise required in the By-Laws, not less than one-third of the members of each committee of the Board of Directors of the Company shall be persons who are not officers or employees of the Company or of any entity controlling, controlled by, or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of such Corporation. At least one such person must be included in any quorum for the transaction of business at any meeting of the board of directors or any committee thereof.

                                   ARTICLE II

                                    OFFICERS

     Section 1. The general officers of the Company shall consist of a Chairman of the Board, President, two or more Vice Presidents, a Secretary and a Treasurer, who shall be elected annually by the Board of Directors at the stated annual meeting held upon adjournment of the annual shareholders= meeting, and if not elected at such meeting, such officers may be elected at any meeting of the Board of Directors held thereafter, Such officers shall be elected by a majority of the Directors, and shall hold office for one year and until their respective successors are elected and qualified, subject to removal at will by the Board of Directors. In case of a vacancy in any of the general offices of the Company, such vacancy may be filled by the vote of a majority of the Board of Directors. Any two of the aforesaid offices may be filled by the same person, with the exception of the offices of President and Vice President, or President and Secretary.

     Section 2. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors. He shall be the Chief Executive Officer of the Company, shall have general and active management of the business of the Company subject to the supervision of the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall also perform such other duties as shall be prescribed from time to time by the Board of Directors.

     Section 3. The President shall have general administrative control and supervision over the operations of the Company subject to the supervision of the Chairman of the Board. He shall, in the absence or inability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board. He shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Company. He shall also perform such other duties as may properly belong to his office or as shall be prescribed from time to time by the Chairman of the Board or by the Board of Directors.

     Section 4. Each Vice President shall have such powers and shall perform such duties as may be assigned to him by the Chairman of the Board, or by the President or by the Board of Directors. In the absence or in the case of the inability of the Chairman of the Board and the President to act, the Board of Directors may designate which one of the Vice Presidents shall be the acting Chief Executive Officer of the Company during such absence or inability, whereupon such acting Chief Executive Officer shall have all the powers and perform all of the duties incident to the office of Chairman during the absence or inability of the Chairman and President to act.

     Section 5. The Secretary shall keep the minutes of all meetings of the Board of Directors, and of all meetings of the shareholders, in books provided by the Company for such purpose. He shall attend to the giving of all notices of meetings of the Board of Directors or shareholders. He may sign with the Chairman of the Board, the President or a Vice President in the name of the Company when authorized by the Board of Directors so to do, all contracts and other instruments requiring the seal of the Company and may affix the seal thereto. He shall, in general, perform all of the duties which are incident to the office of Secretary and such other duties as the Board of Directors or Chairman of the Board may from time to time prescribe.

     Section 6. The Treasurer shall deposit the monies of the Company in the Company's name in depositories designated by the Board of Directors, or by such person or persons as shall be appointed for that purpose by the Board of Directors. He shall, in general, perform all of the duties which are incident to the office of Treasurer and such other duties as the Board of Directors or Chairman of the Board may from time to time prescribe. The Board of Directors may, in its discretion, require him to give bond for the faithful discharge of his duties.

                                   ARTICLE III

                             SHAREHOLDERS' MEETINGS

     Section 1. The annual meeting of the shareholders shall be held at the principal office of the Company in the state of New York, or at such other location within or without the state of New York as may be set forth in the notice of call, on the fourth Tuesday in February of each year, except when such day shall be a legal holiday, in which case the meeting shall be held on the next succeeding business day. The Chairman of the Board or the Board of Directors may at any time call a special meeting of the shareholders, and the Chairman of the Board shall call such special meeting when requested, in writing, so to do by the owners of not less than one-fifth of the outstanding shares of the Company.

     Section 2. Notice of every meeting of the shareholders shall be given by mailing notice thereof at least 10 days, but no more than 50 days before such meeting to all the shareholders at their respective post office addresses last furnished by them, respectively, to the Company. Notice of a special meeting shall also state the purpose for which the meeting is called. The shareholders may waive notice of any such meeting, in writing, and the presence of a shareholder, either in person or by proxy, shall be considered a waiver of notice, except as otherwise provided by law.

     Section 3. The presence at such meeting in person or by proxy of shareholders of the Company representing at least fifty-one percent of the then outstanding shares of the Company shall be necessary to constitute a quorum for the purpose of transacting business, except as otherwise provided by law, but a smaller number may adjourn the meeting form time to time until a quorum shall be obtained. Each shareholder shall be entitled to cast one vote in person or by proxy for each share of stock of the Company held and of record in his or her name on the books of the Company.

     Section 4. A shareholder may vote at any meeting of the shareholders either in person or by proxy duly constituted in writing. No special form of proxy shall be necessary, however, no proxy shall be valid after eleven months from its date unless otherwise provided in the proxy.

                                   ARTICLE IV

                                     SHARES

     Section 1. Share certificates shall be signed by the President or a Vice President and countersigned by the Secretary or an Assistant Secretary, shall be sealed with the corporate seal of the Company, and shall be registered upon the Share Register of the Company. Each certificate shall express on its face the name of the Company, the number of the certificate, the number of shares for which it is issued, the name of the person to whom it is issued, the par value of each of the said shares, and the amount actually received by the Company for each share represented by said certificate.

     Section 2. Transfers of shares of the Company shall be made only on the books of the Company by the holder thereof in person or by his attorney duly authorized, in writing, and upon the surrender of the certificates or certificate for the share transfer, upon which surrender and transfer new certificates will be issued. However, no transfer shall be made until ten days after notice of such transfer shall have been given to the Superintendent of Insurance. The Board of Directors may, by resolution, close the share transfer books of the Company for a period not exceeding ten days before the holding of any annual or special meeting of the shareholders. The Board of Directors, may, by resolution, also close the transfer books of the Company for a period not exceeding ten days before the payment of any dividends which may be declared upon the shares of the Company.


                                    ARTICLE V

                              POLICIES OF INSURANCE


     Section 1. All policies of insurance issued by this Company shall be signed, either manually or by facsimile, by the President and the Secretary or by such other officer or officers as the President may designate, and shall be countersigned by a duly licensed resident agent where so required by law or regulation.


                                   ARTICLE VI

                                  MISCELLANEOUS

     Section 1

     (a)  As used in this Section:

          (i)  "acted properly" as to any person shall mean that such person

               (A)  acted in good faith;

               (B) acted in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company; and

               (C) with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

                    The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act properly.

          (ii) "covered person" shall mean an Indemnitee (as defined below) or an Employee Indemnitee (as defined below).

          (iii)"Employee Indemnitee" shall mean any non-officer employee of the Company (but not a non-officer employee of a subsidiary of the Company).

          (vi) "expenses"  shall  include  attorneys'  fees and expenses and any
               attorneys'   fees  and  expenses  of   establishing  a  right  to
               indemnification under this Section.

          (v)  "Indemnitee" shall mean any person who is or was

               (A)  a director or officer of the Company and/or any subsidiary;

               (B) a trustee or a fiduciary under any employee pension, profit sharing, welfare or similar plan or trust of the Company and/or any subsidiary; or

               (C) serving at the request of the Company as a director or officer of or in a similar capacity in another corporation, partnership, joint venture, trust or other enterprise, (which shall, for the purpose of this Section be deemed to include not-for-profit or for-profit entities of any type), whether acting in such capacity or in any other capacity including, without limitation, as a trustee or fiduciary under any employee pension, profit sharing, welfare or similar plan or trust.

          (vi) "proceeding" shall mean any threatened, pending or completed action or proceeding, whether civil or criminal, and whether judicial, legislative or administrative and shall include investigative action by any person or body.

          (vii)"subsidiary" shall mean a corporation, 50% or more of the shares of which at the time outstanding having voting power for the election of directors are owned directly or indirectly by the Company or by one or more subsidiaries or by the Company and one or more subsidiaries.

               (b) The Company shall indemnify any Indemnitee to the fullest extent permitted under law (as the same now or hereafter exists), who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was an Indemnitee against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her.

               (c) The Company shall indemnify any Employee Indemnitee who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company) by reason of the fact that such person is or was an employee against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding, if such person acted properly.

               (d) The Company shall indemnify any Employee Indemnitee who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was an employee against amounts paid in settlement and against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such proceeding if he or she acted properly, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

               (e) Expenses incurred in defending a proceeding shall be paid by the Company to or on behalf of a covered person in advance of the final disposition of such proceeding if the Company shall have received an undertaking by or on behalf of such person to repay such amounts, unless it shall ultimately be determined that he or she is entitled to be indemnified by the Company as authorized in this Section.

               (f) Any indemnification or advance under this Section (unless ordered by a court) shall be made by the Company only as authorized in the specific proceeding upon a determination that indemnification or advancement to a covered person is proper in the circumstances. Such determination shall be made:

                    (i) by the Board of Directors, by a majority vote of a quorum consisting of directors who were not made parties to such proceeding, or

                    (ii) if  such  a  quorum  is not  obtainable,  or,  even  if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

                    (iii)in the  absence  of a  determination  made under (i) or
                         (ii), by the shareholders.

               (g) The Company shall indemnify or advance funds to any Indemnitee described in Section (a)(v)(C), above, only after such person shall have sought indemnification or an advance from the corporation, partnership, joint venture, trust or other enterprise in which he or she was serving at the Company's request, shall have failed to receive such indemnification or advance and shall have assigned irrevocably to the Company any right to receive indemnification which he or she might be entitled to assert against such other corporation, partnership, joint venture, trust or other enterprise.

               (h)  The  indemnification  provided  to a covered  person by this
                    Section:

                    (i) shall not be deemed exclusive of any other rights to which such person may be entitled by law or under any articles of incorporation, by-law, agreement, vote of shareholders or disinterested directors or otherwise;

                    (ii) shall inure to the benefit of the legal representatives of  such  person  or his or her  estate,  whether  such
                         representatives are court appointed or otherwise designated, and to the benefit of the heirs of such person; and

                    (iii)shall be a contract  right between the Company and each such person who serves in any such capacity at any time while this Section is in effect, and any repeal or modification of this Section shall not affect any rights or obligations then existing with respect to any state of facts or any proceedings then existing.

               (i) The indemnification and advances provided to a covered person by this Section shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of such person taken prior to the effective date of this Section; provided that payment of such claims had not been agreed to or denied by the Company at the effective date.

               (j) The Company shall have the power to purchase and maintain insurance on behalf of any covered person against any liability asserted against him or her and incurred by him or her as a covered person or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of this Section. The Company shall also have power to purchase and maintain insurance to indemnify the Company for any obligation which it may incur as a result of the indemnification of covered persons under the provisions of this Section.

               (k) No payment of indemnification or advance shall be made unless a notice has been filed with the Superintendent of Insurance pursuant to Section 1216 of the New York Insurance Law at least 30 days prior to such payment.

               (l) If any provision of this Section is contrary to the law of New York with respect to indemnification of an agent of the Company, such provision is hereby amended to conform to the limitations of such law.

               (m) The invalidity or unenforceability of any provision in this Section shall not affect the validity or enforceability of the remaining provisions of this Section.

     Section 2. The fiscal year of the Company shall begin in each year on the first day of January and end on the thirty-first day of December following.

     Section 3. The common seal of the Company shall be circular in form and shall contain the name of the Company and the words: "CORPORATE SEAL" and "NEW YORK." An impression of the Company's seal is affixed hereto.

     Section 4. Except to the extent otherwise required by law, the books and records of the Company shall be kept at such place or places within or without the state of New York as may be determined from time to time by the Board of Directors.

     Section 5. The compensation of the principal officers of the Company shall be fixed from time to time by the Board of Directors. In addition, the Company shall make no agreement with any of its officers, agents or salaried employees that will extend beyond a period of twenty four months from the date of such agreement. All pensions payable to a salaried officer or employee, or to a former salaried officer or employee, at the time of his retirement by reason of age or disability and all life insurance benefits payable at his death shall be pursuant to the terms of an employee benefit and retirement plan adopted by the Board of Directors.

     Section 6. These By-Laws may be amended or repealed by the vote of a majority of the Directors present at any meeting at which a quorum is present. If any by-law regulating an impending election of Directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of Directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.


                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK



                         By: ___________________________________
                                    Louis G. Lower, II
                                    Chairman of the Board
Attest:

-------------------------------
         Michael J. Velotta
             Secretary
SEAL